SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934
                        (AMENDMENT NO.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
Rule                                           14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11c or (S)240.14a-
  12

        ------------------------------------------------
                 APPLIED INTELLIGENCE GROUP, INC.
            ------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)
Payment of Filing Fee (check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:

_________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:

_________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________________


  (4)    Proposed maximum aggregate value of transaction:

_________________________________________________________________


  (5)    Total fee paid:

_________________________________________________________________


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

_________________________________________________________________



     (2)  Form, Schedule or Registration Statement No.:

_________________________________________________________________



     (3)  Filing Party:

_________________________________________________________________



     (4)  Date Filed:

_________________________________________________________________

                APPLIED INTELLIGENCE GROUP, INC.
                        13800 BENSON ROAD
                     EDMOND, OKLAHOMA  73013
                               ----------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          JUNE 3, 1997

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Applied Intelligence Group, Inc., an Oklahoma corporation (the "Company"), will be held on Tuesday, June 3, 1997 at 10:00 a.m. at the Harvey Business Center, Room 104, on the campus of Oklahoma Christian University of Science & Arts, 2501 East Memorial Road, Oklahoma City, Oklahoma 73134 for the following purposes:

1. To elect a Class I Director to the Board of Directors for a term expiring in 2000.

2.   To approve the Company's 1997 Employee Stock Purchase Plan.

3.To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 1997.

4.To transact such other business as may come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 11, 1997, are entitled to notice of and to vote at the meeting.

    All Stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

________________________________
  Robert N. Baker
  Secretary


Edmond, Oklahoma
April 11, 1997

                APPLIED INTELLIGENCE GROUP, INC.
                        13800 BENSON ROAD
                     EDMOND, OKLAHOMA  73013


                         PROXY STATEMENT

               1997 ANNUAL MEETING OF STOCKHOLDERS

                          JUNE 3, 1997

                    VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Applied Intelligence Group, Inc., an Oklahoma Corporation (the "Company"), by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at the Harvey Business Center, Room 104, on the campus of Oklahoma Christian University of Science & Arts, 2501 East Memorial Road, Oklahoma City, Oklahoma 73134, on Tuesday, June 3, 1997 at 10:00 a.m., and at any adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

     These proxy solicitation materials were first mailed on or about April 28, 1997, to all stockholders entitled to vote at the Meeting.

Voting Securities and Voting Rights

     Stockholders of record at the close of business on April 11, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 2,726,944 of the Company's Common Stock, $.001 par value per share (the "Common Stock"), of which 1,500,000 (55 percent) are held by the executive officers and directors of the Company.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required: (i) to elect one director for a term expiring in 2000; (ii) to approve the Company's 1997 Employee Stock Purchase Plan; and (iii) to ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 1997.

     Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (i) "for" the election of the nominee as set forth in this Proxy Statement,
(ii) "for" approval of the Company's 1997 Employee Stock Purchase Plan; and (iii) "for" the ratification of the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 1997. Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Expenses of Solicitation

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

Annual Report

     The Company's 1997 Annual Report to Stockholders (the
"Annual Report"), which includes the Company's annual report on Form 10-KSB and financial and other information about the Company's activities for the fiscal year ended December 31, 1996, is being mailed to stockholders with this Proxy Statement, but is not incorporated into this Proxy Statement.

                 SECURITY OWNERSHIP OF PRINCIPAL
              STOCKHOLDERS, DIRECTORS AND OFFICERS

     The following table sets forth certain information as to the beneficial ownership of the Common Stock of the Company as of April 22, 1997, by (i) each director, including the nominee for director, (ii) each executive officer named in the Summary Compensation Table under the section entitled "EXECUTIVE COMPENSATION," and (iii) all current executive officers and direc tors of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                           Shares      Percent of
                                       Beneficially    Outstanding
Name (and Address) of Beneficial           Owned         Shares
Owner
  Robert L. Barcum(1)                    554,529        20.33%
  Robert N. Baker(1)                     554,529        20.33%
  Russell L. Reinhardt(1)                316,081        11.59%
  David B. North(1)                       74,861         2.74%
  Executive Officers and Directors
      as a group (five persons)(2)     1,502,056        55.07%
----------

(1)   The  business address of the named person is  13800  Benson
  Road, Edmond, Oklahoma 73013-6417.
(2)  The number of shares and percent after this offering include
  2,056 shares of Common Stock issuable pursuant to exercisable stock options held by an executive officer.

                   PROPOSAL TO ELECT DIRECTOR

Nominee
     The Company's Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Currently, the number of directors is fixed at five (of which there are two vacancies) and that number is divided into three classes, with one class standing for election each year for three-year terms.

       The Board of Directors has nominated Russell L. Reinhardt for re-election as a Class I director for a three-year term expiring in 2000 or until his successor is elected and qualified. The Board of Directors is not proposing any nominees for the vacant Class III directors. Accordingly, after the election of director, the two vacancies will continue to exist on the Board of Directors, which, as with all other vacancies, may be filled by a vote of a majority of the directors then in office.

      The Company is currently actively seeking two individuals outside the Company to serve as members of the Board of Directors and to fill the Class III director positions.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the re-election of Mr. Reinhardt as a Class I Director. In the event that Mr. Reinhardt is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that Mr. Reinhardt will be unable or will decline to serve as a director.

     The Board of Directors recommends a vote "For" Mr.
Reinhardt.

     The following table sets forth information regarding the directors and nominee for director of the Company:

          Name             Age                  Position     Term
                                                             Expires
Robert L. Barcum(1)        48      President and Chairman of  1998
                                    the Board

Robert N. Baker(1)         45      Vice President-Network     1998
                                    Services, Secretary and
                                    Director

Russell L. Reinhardt(1)    50      Vice President-Solutions   1997
                                    and Director
----------

(1)  Member of Stock Option Committee of the Applied Intelligence
  Group, Inc. 1995 Stock Option Plan.

 The following is a brief description of the business background of the directors and executive officers of the
Company:

     Robert L. Barcum, as a cofounder, has served as a Director and as an executive officer of the Company since its formation in 1985 and currently serves as Chairman of the Board and President and Chief Executive Officer. He currently serves as a Class II director for a term expiring at the annual meeting of shareholders to be held in 1998. Mr. Barcum is responsible for developing the Company's national retail practice, including product and services planning, marketing and business alliances. He also manages the Consulting and Systems Integration business area. Mr. Barcum has more than 25 years of experience in management information systems for retail organizations. He is active in the National Retail Federation. Since 1991 has served as an outside Director of Duckwall-ALCO Stores, Inc., a publicly-held retailer and a Company customer and since 1993, has served as an outside director of Commercial Distributing Inc. , a distributor of automotive products in the automobile after-market and a Company customer. Since 1995, he has served on the Business Advisory Council of Oklahoma Christian University of Science and Arts (formerly Oklahoma Christian College), and since 1996 has served as a member of the Advisory Board of Kent State University.

     Robert N. Baker, as a cofounder, has served as a Director and Vice President of the Company since its formation in 1985 and currently serves as Vice President-Network Services and Corporate Secretary. He currently serves as a Class II director for a term expiring at the annual meeting of shareholders to be held in 1998. Mr. Baker is responsible for developing the viaLINK services as well as managing the Network Services business area. Mr. Baker has over 20 years of experience in management, technical support and systems development within the retail industry. He graduated magna cum laude from Oklahoma Christian University of Sciences and Arts (formerly Oklahoma Christian College) with a Bachelor of Science in Mathematics.

     Russell L. Reinhardt, the nominee Director, has served as a Director, Vice President and Secretary since joining the Company in 1986 and currently serves as Vice President-Solutions, and a Class I Director. Mr. Reinhardt is responsible for product development, business partnerships and business relations, and holds various responsibilities related to business planning. Mr. Reinhardt manages the Solutions business area. Mr. Reinhardt has 20 years experience with the IBM Corporation during which time he held a range of staff and management positions. Mr. Reinhardt is a graduate of the University of Michigan with a B.S.E. in Science Engineering.

     David B. North has served as Vice President since joining the Company in 1985 and currently serves as Vice President-Technology and Assistant Secretary. Mr. North is the Company's chief computer scientist and serves as project manager, system designer and technical consultant. Mr. North was an instructor of computer science at the University of Oklahoma for two years and also an Instructor, Systems Analyst and Program Developer at Oklahoma Christian University of Sciences and Arts. Currently he serves in an advisory capacity to the University of Oklahoma Center for MIS Studies. Mr. North is a graduate of Oklahoma Christian University of Sciences and Arts (formerly Oklahoma Christian College) with a Bachelor of Science in Chemistry. He was awarded a Masters of Science in Computer Science from the University of Oklahoma and has completed further graduate studies in Artificial Intelligence at the University of Oklahoma. Mr. North is 40 years old.

     John M. Duck has served as Director of Finance and Administration since joining the Company in 1991 and currently serves as Vice President, Treasurer and Chief Financial Officer. Mr. Duck is responsible for all financial and tax reporting and compliance as well as for overall direction of the Finance Department of the Company. Prior to joining the Company, Mr. Duck served as Chief Financial Officer of Griffin Entities, Inc. as well as Mr. Rooter Corporation. Mr. Duck currently serves on the Board of Directors of the Edmond Chamber of Commerce and is a member of the Oklahoma County Private Industry Council. Mr. Duck is a certified public accountant and holds a Bachelor of Science in Economics from Oklahoma City University. Mr. Duck is 54 years old.

     Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers of the Company.

Meetings and Committees of the Board of Directors

     The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed in whole or in part one or more directors. As of April 11, 1997, the Board of Directors had appointed the Stock Option Committee. Other than the Stock Option Committee, the Board of Directors does not have any other standing committees.

     Stock Option Committee. Mr. Barcum and Mr. Baker, and Mr. Reinhardt, members of the Board of Directors, Mr. North, an executive officer of the Company, and Ms. Kay Titchenal, the Director of Human Resources of the Company, serve on the Stock Option Committee. The Stock Option Committee's principal functions are to determine individuals to whom stock options will be granted under the Company's 1995 Stock Option Plan, the terms on which such options will be granted, and to administer and interpret the Plan.

     The Board of Directors of the Company held three meetings during the fiscal year ended December 31, 1996, all of which were attended unanimously by the directors of the Company.
Director Compensation

     All present directors are executive officers of the Company and receive no additional compensation for their services as directors or as members of the Stock Option Committee in 1996.

                     EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth the total compensation received for services rendered in all capacities to the Company for the years ended December 31, 1994, 1995 and 1996, by the Company's President and it executive officers whose aggregate cash compensation exceeded $100,000 (together the "Named Executive Officers").

                   SUMMARY COMPENSATION TABLE

                                                 Annual
                                            Compensation
                                                 (1)

  Name and Principal Position          Year   Salary(2)   Bonus(3)
  Robert L. Barcum(4)                  1996   $169,987    $     -
    President and Chief Executive      1995    170,710          -
  Officer                              1994    165,406     15,000


  Robert N. Baker(4)                   1996   $169,150    $     -
    Vice President-Network Services,   1995    170,389          -
  Secretary                            1994    163,645     15,000


  Russell L. Reinhardt(4)              1996   $171,840    $     -
    Vice President-Solutions           1995    171,256          -
                                       1994    165,756     15,000

  David B. North                       1996   $116,248    $     -
    Vice President-Technology,         1995    109,194          -
  Assistant                            1994    106,202     15,000
      Secretary
----------

(1) The named executive officer received additional non-cash compensation, perquisites and other personal benefits; however, the aggregate amount and value thereof did not exceed 10 percent of the total annual salary and bonus paid to and accrued for the named executive officer during the year.

(2) Dollar value of base salary (both cash and non-cash) earned during the year.

(3) Dollar value of bonus (both cash and non-cash) earned during the year.

(4) During the years 1996 and 1995, Robert L. Barcum, Robert N. Baker and Russell L. Reinhardt each were paid the same annual base salary of $175,127, and during 1994, each were paid the same annual base salary of $168,391. The differences in the amounts presented above are due to different levels of participation of each individual in the Section 125 Cafeteria Plan offered by the Company to all employees on a non-discriminatory basis.

     The Named Executive Officers were not granted any stock option grants or awards during 1996 and did not hold any stock option grants or awards December 31, 1996.

Stock Option Plan

     The Company established the Applied Intelligence Group, Inc. 1995 Stock Option Plan (the "Stock Option Plan" or the "Plan") in March 1995, and amended the Plan on April 29, 1996. The Plan provides for the issuance of incentive stock options ("ISO Options") and non-incentive stock options ("NSO Options") to employees and non-employees of the Company, including employees who also serve as Directors of the Company. The number of shares of Common Stock authorized and reserved for issuance under the Plan is 300,000. As of the date of this Proxy Statement, options to purchase a total of 192,264 shares of Common Stock ranging from $.63 to $3.875 (with a weighted average exercise price of $2.77) per share were outstanding, of which 74,764 were exercisable (with a weighted average exercise price of $1.03 per share).

     The Stock Option Committee, which is currently comprised of Ms. Kay H. Titchenal and Messrs. Barcum, Baker, Reinhardt and North, administers and interprets the Plan and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

     The option price of the Common Stock is determined by the Stock Option Committee. The option price of NSO Options may not be less than 75 percent of the fair market value of the shares on the date of grant of the option. In the case of an ISO Option, the option price may not be less than the fair market value of the Common Stock on the date of the grant of the ISO Option. The fair market value of a share of the Common Stock is determined by the Stock Option Committee. Upon the exercise of an option, the option price must be paid in full, in cash, Common Stock (at the fair market value thereof) or a combination thereof. For a period of two years ending November 20, 1998, the Company has agreed with Barron Chase Securities, Inc. not to grant more than 25,000 NSO Options having an option price of less than fair market value of the shares on the date of grant of the option, without written consent of Barron Chase Securities, Inc.

     Options are exercisable during employment and for a period of three months after the participant ceases to be an employee, a director, or non-employee service provider of the Company; however, in the event of death or disability of the participant, the ISO Options are exercisable for a period of one year following death or disability. In any event options may not be exercised beyond the expiration date of the option. NSO Options may only be granted to key management employees, directors, key professional employees or key professional non-employee service providers of the Company, while ISO Options may only be granted to key management or key professional non-employees of the Company. No option may be granted after February 28, 2005. Options are not transferable except by will or by the laws of descent and distribution.

     All outstanding options granted pursuant to the Plan will become fully vested and immediately exercisable in the event that
(i) within any 12-month period, the Company sells an amount of Common Stock that exceeds 50 percent of the number of shares of Common Stock outstanding immediately prior to such 12-month period, (ii) the Company completes an initial public offering of its stock, or (iii) a "change of control" occurs. For purposes of the Plan, a "change of control" is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring securities of the Company) of beneficial ownership of 50 percent or more (or less than 50 percent as determined by a majority of the directors of the Company) of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities.

Profit Sharing Plan

     In 1987, the Company adopted the Applied Intelligence Group, Inc. Profit Sharing Plan (the "Profit Sharing Plan"). The Profit Sharing Plan covers all employees of the Company who have completed at least one year of service with the Company as of the enrollment date under the Profit Sharing Plan. The Company may make an annual contribution to the Profit Sharing Plan on behalf of employees which, if made, begins to vest for each employee's account after the employee has completed two years of service with the Company. Thereafter, each employee's account vests ratably as to 20 percent of the employee's account following each subsequent year of completed service with the Company. Vested contributions will normally be distributed to an employee upon
(i) the employee's retirement, (ii) the employee's death or disability, (iii) the termination of the employee's employment with the Company or (iv) the termination of the Profit Sharing Plan. The Company did not make any contributions to the Profit Sharing Plan for the fiscal years ended December 31, 1996 and 1995.

     In 1993, the Company amended the Profit Sharing Plan to include a 401(k) deferred compensation feature, whereby eligible participants may elect to defer up to 15 percent of their salaries, not to exceed the annual statutory limits, pursuant to a voluntary salary reduction agreement. The Company may determine matching levels of contributions from time to time, at the discretion of the administrative committee. No matching contributions were made by the Company during 1994 and 1995. All employee contributions under the 401(k) feature are fully vested at all times.

1997 Employee Stock Purchase Plan

     In April 1997, the Company adopted the 1997 Employee Stock Purchase Plan to offer employees of the Company the opportunity to purchase the Company's Common Stock through payroll deductions. The 1997 Employee Stock Option Plan is more fully described at "PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK PURCHASE PLAN."

                COMPLIANCE WITH SECTION 16 OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it during the year ended December 31, 1996, and written representations that no other reports were required, the Company believes that each person who, at any time during such year, was a director, officer or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year. The directors, officers and greater than 10 percent stockholders did not become subject to the requirements of Section 16(a) until November 1996.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 12, 1996, Vantage Capital Resources, Inc., an Oklahoma corporation ("VCRI"), merged with and into the Company (the "Merger"). VCRI was organized on March 28, 1996, by John Simonelli and Larry E. Howell with an initial capitalization of $360. On June 5, 1996, VCRI completed a private placement offering of 250,000 shares of VCRI common stock at an offering price of $1.75 per share, with net proceeds to VCRI of $394,567. Pursuant to the private placement offering, David B. North, an executive officer and Director of the Company, purchased 22,500 shares of VCRI common stock, and James R. Stepp, a former executive officer of the Company, purchased 1,000 shares of VCRI common stock; however, all of such shares were subsequently redeemed by the Company, as described below. In consummation of the Merger, the Company issued 610,000 shares of its Common Stock, on a one-for-one basis, for the outstanding Common Stock of VCRI.

     In connection with the organization of VCRI, each of Messrs. Simonelli and Howell were issued 180,000 shares of VCRI Common Stock for $.001 per share. Prior to the Merger, VCRI had not engaged in any operations other than the negotiation of the Merger and the offering of its Common Stock pursuant to a private placement offering. Upon consummation of the Merger, each of Messrs. Simonelli and Howell, as well as the other shareholders of VCRI, exchanged their shares of VCRI Common Stock, on a one-for-one basis, for the Company's Common Stock. Pursuant to an Exchange Agreement dated October 14, 1996 (the "Exchange Agreement"), each of Messrs. Simonelli and Howell exchanged 180,000 shares of Common Stock for stock options exercisable two years following completion of this offering for the purchase of 180,000 shares of Common Stock for $5.00 per share on or before November 30, 2001. The stock options and the Common Stock or other securities issuable under the stock options may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933, as amended. The Company has agreed that if it files with the Securities and Exchange Commission a post-effective amendment to the registration statement of which this Prospectus (the "Registration Statement") is a part, a new registration statement, or similar offering document, Messrs. Simonelli and Howell (or other holders of the stock options) shall have the right through December 31, 2001, to include in such registration statement or offering statement the Common Stock or other securities issuable upon exercise of the stock options at no expense to Messrs. Simonelli and Howell.

     In connection with the Merger and the transactions related thereto, an independent determination of fairness and reasonableness of the terms of the transactions was not obtained; however, the transactions were negotiated on an arm's-length basis by the respective parties (which included all of the shareholders of the Company) and are believed by respective parties and management of the Company to have been fair.

     Furthermore, upon closing of the Merger, Messrs. Simonelli and Howell entered into three-year employment agreements with the Company and were elected to the Board of Directors and appointed executive officers of the Company. Pursuant to the Exchange Agreement, on October 14, 1996, Messrs. Simonelli and Howell resigned as executive officers and Directors of the Company, and their employment agreements were terminated effective April 1, 1996, without any payment of or continuing right to receive compensation under such employment agreements.

     On October 14, 1996, the Company redeemed the shares of Common Stock issued to James R. Stepp, a former executive officer of the Company, in exchange for the 1,000 shares of VCRI common stock that he purchased in connection with the VCRI Private Placement Offering, for $1.75 per share and for an aggregate amount of $1,750.

     On October 15, 1996, the Company redeemed the shares of Common Stock issued to David B. North in exchange for the 22,500 shares of VCRI common stock that he purchased in connection with the VCRI Private Placement Offering for $1.75 per share for an aggregate amount of $39,375. In redemption of the shares, the Company issued to Mr. North a promissory note in the principal amount of $39,375, bearing interest at the rate of 10 per annum (payable at maturity), with a maturity date of November 15, 1997. Management of the Company believes that the terms of the promissory note were at least as favorable as could be obtained from unaffiliated third-party lenders.

     Pursuant to ten separate promissory notes, Robert L. Barcum, Robert N. Baker and Russell L. Reinhardt have loaned to the Company, in the aggregate, $437,000 (the "Shareholders' Loans"). The Shareholders' Loans are each evidenced by a promissory note, bearing interest at rates of 8.5 percent to 10 percent per annum, with maturity dates three years from the date of the note. With respect to the Shareholders' Loans, the interest paid or accrued for payment to each of Robert L. Barcum, Robert N. Baker and Russell L. Reinhardt was $9,503, $10,487 and $11,915, respectively, during 1996, and $11,305, $14,856 and
$16,037,  respectively, during 1995.

     The Company has adopted policies that any loans to officers, directors and five percent or more shareholders ("affiliates") and any future transactions between the Company and any affiliates will be subject to approval by a majority of the disinterested independent directors of the Company and will be on terms no less favorable than could be obtained from unaffiliated parties. As of the date of this Proxy Statement, the Board of Directors is comprised of three members, none of whom are independent directors.

    PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     In April 1997, the Company approved the 1997 Employee Stock Purchase Plan (the "Plan"), subject to approval by the Company's stockholders. A copy of the Plan is attached as Appendix A to this Proxy Statement. The Board of Directors recommends a vote "For" the approval of the Plan.

     The purpose of the Plan is to promote superior levels of performance from, and to encourage ownership by, eligible employees of the Company by increasing their interest in the success of the Company. The Plan is designed to meet his goal by offering financial incentives for employees to purchase Common Stock of the Company, thereby increasing the interest of employees in pursuing the long-term growth, profitability and financial success of the Company. The Company believes that the Plan will further the achievement of this goal.

1997 Employee Stock Purchase Plan

     The Plan provides for the granting of stock options to eligible employees of the Company. It is intended that the Plan and the stock options granted under the Plan will meet the qualification requirements set forth in the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors believes that the Plan will represent an important factor in attracting and retaining employees, and will constitute a significant compensation program for the employees of the Company and will provide the employees the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and an increased personal interest in its continued success and progress. Eligible employees holding a stock option granted under the Plan will not have any of the rights of a stockholder with respect to optioned shares until such holder exercises the option.

Administration

     The Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two members of the Board of Directors. The Board or committee administers and interprets the Plan and has the authority to establish, adopt or revise rules and regulations with respect to the Plan. The interpretation of the Plan by the Board or the committee will be final, binding, and conclusive on all employees and participants.

Eligibility and Grant of Options

     All full-time employees (i.e., whose customary employment is 20 hours or more per week and more than five months in any calendar year), who have been continuously employed more than six months will be eligible to participate in the Plan by entering into an option agreement to purchase shares of Common Stock of the Company. Provided, however, the employees who own or would own five percent or more of the Company's Common Stock immediately after the options are granted in accordance with the option agreement after giving effect to and assuming exercise of such options and any other stock options held by the employee-participant, are not eligible to participate in the Plan. For purposes of determining the five percent or more limitation, Common Stock owned, directly or indirectly, by or for (i)the participant's brothers and sisters, spouse, ancestors and lineal descendants, and (ii) a corporation, partnership, estate, or trust (which are considered as being owned proportionately by or for its shareholders, partners or beneficiaries), are attributable to the employee-participant. A participant may be granted a stock option under the Plan which would entitle such participant to purchase stock under all "employee stock ownership plans" of the Company intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such stock option is granted) for each calendar year in which such stock option is outstanding at any time.

     An employee will become a participant by delivery of an option agreement to the Committee. A participant may elect the amount of equal periodic contributions to be withheld from such participant's compensation up to $20 per payroll period. A participant will continue as a participant until expiration or termination of the Plan, unless the participant withdraws from, or otherwise becomes ineligible to participate in the Plan. In the event of the death of a participant or a participant who terminates employment with the Company on account of (i) retirement on or after age 55, (ii) retirement based on disability, (iii) lay off, or (iv) an authorized leave of absence granted by the Company within one month prior to the end of the applicable purchase period, the legal representative of the deceased participant or the participant will be considered to be a participant under the Plan and will continue to be a participant in the Plan until the next succeeding exercise date, unless the participant voluntarily elects to withdraw from the Plan. In the event a participant voluntarily withdraws from the Plan, the participant will be entitled to participate in the Plan in any succeeding purchase period if the eligibility requirements of the Plan are satisfied. A Participant will be deemed to have made an election to withdraw from the Plan on the date of his employment termination with the Company and the participant's entire account balance, if any, on the date of withdrawal, will be refunded to the participant.

     If a participant qualified and receives a "hardship withdrawal" from the Company's 401(k) Plan or any other cash or deferred arrangement established by the Company under Section 401(k) of the Code, the participant will be prohibited form making contributions to the Plan for a period of 12 months after receipt of such hardship distribution.

Exercise of Options

     The total number of shares of Common Stock authorized and reserved for issuance under the Plan is 100,000. The number of shares of Common Stock subject to appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction.

     The option agreement entitles a participant on an applicable exercise date to purchase the specific number of whole shares of Common Stock at a pre-determined price per share. Participants may contribute up to $20 per pay period into their account to purchase whole shares of the Common Stock of the Company at pre-determined quarterly grant dates or exercise dates. The grant date began on the first day of each quarterly purchase period commencing April 1, 1997, and will continue for each quarterly period thereafter until January 1, 2002. The exercise date will be the last day of each calendar quarter, commencing June 30, 1997, and continuing for each quarterly period until March 31, 2002. The option price will be 85 percent of the per share fair market value on the granting date or the exercise date, whichever is the lesser, of the purchase period. On each exercise date, the Company will issue to the participant the number of whole shares based on the participant's account balance and the applicable option price of the shares. During each quarterly purchase period, a participant will not be permitted to purchase more than 50 shares of Common Stock. Any remaining balance in Participants' accounts after the purchase of shares during a quarterly purchase period will be carried over to the next quarterly purchase period and exercise date. No interest will be paid on account balances at any time.

     The stock options may not be assigned, encumbered or otherwise transferred by the participants, except by will or under laws of inheritance.

Duration and Modification

     The Plan will remain in force until March 31, 2002. The Board of Directors may amend the Plan in any respect consistent with Sections 421 and 423 of the Code, except that, without approval of the stockholders, no amendment shall (i) increase the maximum number of shares of Common Stock reserved under the Plan other than in connection with a merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividend, or (ii) make the Plan available to any person who is not an employee of the Company.

Federal Income Tax Consequences of Stock Options

     Stock options granted under the Plan will be intended to qualify as statutory stock options under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, there will be no taxable income to a participant employee when a stock option is granted to and exercised by the participant. The amount by which the fair market value of the shares of Common Stock acquired pursuant to exercise of stock options at the time of exercise exceeds the option price generally will be treated as an item of preference in computing the alternative minimum taxable income of the participant. If a participant exercises a stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year after the date the shares were issued to the participant, any gain realized upon disposition will be taxable to the participant as a capital gain. If the participant does not satisfy the applicable holding periods, however, the difference between the option price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the participant's ordinary income is limited to the amount realized less the option exercise price paid. The company will be entitled to a tax deduction only to the extent the participant has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has served the Company in such capacity since 1993. The Board of Directors recommend that stockholders vote in favor of the ratification of such appointment. The Board of Directors anticipates that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Coopers
& Lybrand L.L.P. as the Company's independent accountants is not obtained at the Meeting, the Board will reconsider its appointment.

                          OTHER MATTERS

     The Board of Directors knows of no other matters, other than those described in this Proxy Statement, to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                      STOCKHOLDER PROPOSALS

     Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders of the Company for the fiscal year ending December 31, 1997, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the proxy statement and form of proxy relating to such meeting, must be received by the Company no later than January 31, 1998. Any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Secretary of the Company at the principal executive office of the Company no later than the close of business on March 3, 1998, nor prior to February 2, 1998, together with all supporting documentation required by the Company's By-laws.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1996 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1997, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO JOHN M. DUCK, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, APPLIED INTELLIGENCE GROUP, INC., 13800 BENSON ROAD, EDMOND, OKLAHOMA 73013.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS
IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND
PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

  By order of the Board of Directors:


  /s/ ROBERT N. BAKER

  Robert N. Baker
  Secretary

Edmond, Oklahoma
April 14, 1997

AIG LOGO

Dear Stockholder:

     The officers and directors of Applied Intelligence Group, Inc. cordially invite you to attend the Annual Meeting of Stockholders, Tuesday, June 3, 1997 at 10:00 a.m., at the Harvey Business Center,
Room 104, on the campus of Oklahoma Christian University of Sciences & Arts, 2501 East Memorial Road, Oklahoma City, Oklahoma.

     Please review the important information enclosed with this Proxy.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

     Thank you in advance for your prompt consideration of these matters.


Sincerely,


/s/ ROBERT L. BARCUM

Robert L. Barcum
Chairman of the Board
and Chief Executive Officer

                              LOGO

                APPLIED INTELLIGENCE GROUP, INC.

                        13800 BENSON ROAD

                     EDMOND, OKLAHOMA  73013

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD June 3, 1997

     The undersigned stockholder hereby constitutes and appoints Robert N. Baker and John M. Duck, and each or either of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of Applied Intelligence Group, Inc. (the "Company") held by the undersigned at the close of business on April 11, 1997, at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at the Harvey Business Center, Room 104, on the campus of Oklahoma Christian University of Sciences & Arts, 2501 East Memorial Road, Oklahoma City, Oklahoma 73134 on Tuesday, June 3, 1997 at 10:00 a.m., and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN PARAGRAPHS 1, 2 and 3, AND IN THE DISCRETION OF THE PROXIES, FOR ANY MATTER DESCRIBED IN PARAGRAPH 4. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors of the Company need only sign and date this Proxy and return it to the Company.

1.   To elect Russell L. Reinhardt as a Class I member to the
  Board of Directors to hold office until the 2000 Annual
  Meeting of Stockholders and until their respective successors are duly elected and qualified.

[_] FOR    [_] AGAINST    [_] ABSTAIN

2.    To approve the Company's 1997 Employee Stock Purchase Plan.

[_] FOR    [_] AGAINST    [_] ABSTAIN

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1997.

[_] FOR    [_] AGAINST    [_] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

[_] FOR    [_] AGAINST    [_] ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

LOGO

     The undersigned hereby acknowledge(s) receipt of a copy of the Notice of Annual Meeting of Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised.


     Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in Partnership name by an authorized person.




______________________________               ______________________________
Signature                                    Signature


______________________________               ______________________________
Print Name                                   Print Name


______________________________               ______________________________
Date                                         Date